SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2013 (April 5, 2013)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2013, Flowers Foods, Inc. (the “Company”) entered into a credit agreement with the lenders party thereto from time to time, Branch Banking and Trust Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent (the “Agent”) (the “New Term Credit Agreement”), which provides for a five year, syndicated, unsecured term loan pursuant to which the Company may incur term loan borrowings in a single draw up to an aggregate principal amount of $300 million. If drawn, the Company expects to use the proceeds of the term loan to finance all or a portion of the acquisitions of Hostess Brands, Inc.’s Wonder, Nature’s Pride, Merita, Home Pride and Butternut bread brands and certain bakeries, depots and other related assets (the “Acquisition”) and to pay fees and expenses related thereto. Term loans made under the New Term Credit Agreement bear interest at a rate based on a Eurodollar rate (based on the London Interbank Offered Rate, “LIBOR”) or a base rate (which is defined as the highest of the Agent’s prime lending rate, the federal funds rate plus 0.5%, and the Eurodollar rate plus 1.0%), plus, in each case, an applicable margin. The applicable margin for base rate loans ranges from 0.125% to 1.375% per annum, and the applicable margin for Eurodollar rate loans ranges from 1.125% to 2.375% per annum, in each case, based on the leverage ratio of the Company and its subsidiaries from time to time. In addition, the Company must pay the lenders party to the New Term Credit Agreement a facility fee on the unused commitments for the period commencing on the later of the effective date of the New Term Credit Agreement and May 1, 2013, through the earlier of the date on which the term loan commitments of each lender terminate or expire and the borrowing date. The facility fee is computed at a rate equal to 0.2% per annum based on the unused commitments of the lenders.

The New Term Credit Agreement contains customary events of default, representations and warranties, and affirmative and negative covenants, including financial covenants regarding minimum interest coverage ratio and maximum leverage ratio. In addition, in the event that the Company is unable to maintain or obtain minimum required debt ratings, certain of the Company’s domestic subsidiaries will be required to deliver a subsidiary guaranty. The New Term Credit Agreement also includes customary conditions precedent to the making of the term loan, as well as a condition that the Acquisition has been consummated.

Upon the occurrence of an Event of Default (as defined in the New Term Credit Agreement), all amounts outstanding under the New Term Credit Agreement, including principal, accrued interest, and any other fees may be accelerated and become immediately due and payable.

Also on April 5, 2013, the Company entered into the second amendment (the “Existing Term Loan Amendment”) to its credit agreement, dated as of August 1, 2008, with the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent (as previously amended, the “Existing Term Credit Agreement”), and the second amendment (the “Existing Revolving Facility Amendment”) to its amended and restated credit agreement, dated as of May 20, 2011, with the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, swingline lender and issuing lender (as previously amended, the “Existing Revolving Facility”). The purposes of the Existing Term Loan Amendment and the Existing Revolving Facility Amendment are to address changes in law affecting the terms of the Existing Revolving Facility and the Existing Term Credit Agreement, to make certain terms of the Existing Revolving Facility and the Existing Term Credit Agreement less restrictive consistent with the terms of the New Term Credit Agreement, and to amend the terms of the Existing Revolving Facility and the Existing Term Credit Agreement in order to properly accommodate the indebtedness to be incurred under the New Term Credit Agreement.

The Company has other relationships, including financial advisory and banking, with some parties to the New Term Credit Agreement, Existing Term Credit Agreement and Existing Revolving Facility.

The foregoing summaries of the New Term Credit Agreement, Existing Term Loan Amendment and Existing Revolving Facility Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the New Term Credit Agreement, Existing Term Loan Amendment and Existing Revolving Facility Amendment, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of April 5, 2013, among Flowers Foods, Inc., the lenders party thereto, Branch Banking and Trust Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent

10.2	Second Amendment to Credit Agreement, dated as of April 5, 2013, among Flowers Foods, Inc., the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent

10.3	Second Amendment to Amended and Restated Credit Agreement, dated as of April 5, 2013, among Flowers Foods, Inc., the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, swingline lender and issuing lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey Title: Executive Vice President and Chief Financial Officer

Date: April 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of April 5, 2013, among Flowers Foods, Inc., the lenders party thereto, Branch Banking and Trust Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent

10.2	Second Amendment to Credit Agreement, dated as of April 5, 2013, among Flowers Foods, Inc., the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent

10.3	Second Amendment to Amended and Restated Credit Agreement, dated as of April 5, 2013, among Flowers Foods, Inc., the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, swingline lender and issuing lender